UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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TENET HEALTHCARE CORPORATION

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This filing consists of a portion of a memorandum to Tenet employees emailed on May 3, 2011 by Trevor Fetter, President and Chief Executive Officer of Tenet Healthcare Corporation.

Date:	May 3, 2011
To:	Tenet Employees
From:	Trevor Fetter
Subject:	First Quarter 2011 Performance

[Intentionally Omitted]

It’s also important we not let the situation with Community Health Systems distract us from our jobs of caring for patients or supporting our hospitals in their efforts to do so. As I’ve shared with you before, we have an outstanding team working to ensure we protect our shareholders’ best interests. Rather than trying our concerns about Community in the media, we chose to raise them in the courts, as we believe the courts are a more appropriate venue in which to do so. Our Board of Directors, in consultation with its independent financial and legal advisors, will review the revised proposal we received from Community yesterday to determine the course of action that it believes is in the best interests of the Company and our shareholders.

I will update you on the outcome of these actions as the situation warrants. In the meantime, congratulations on a strong first quarter, thank you for all you do for our company, and please keep up the good work.

Additional Information

Tenet Healthcare Corporation (“Tenet”) will file with the Securities and Exchange Commission (“SEC”) a proxy statement, accompanied by a WHITE proxy card, in connection with its 2011 annual meeting of stockholders. Any definitive proxy statement will be mailed to stockholders of Tenet. INVESTORS AND SECURITYHOLDERS OF TENET ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Tenet through the website maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

Tenet and certain of its respective directors and executive officers are deemed to be participants under the rules of the SEC. Information regarding these participants is contained in a filing under Rule 14a-12 filed by Tenet with the SEC on January 7, 2011. This filing and other documents can be obtained free of charge from the source indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

TREVOR FETTER

President and Chief Executive Officer

Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

Tel: 469-893-6175 Fax: 469-893-8653

Assistant: Nancy Troncalli

Trevor.Fetter@Tenethealth.com